UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Earliest Event Reported: January 12, 2018

ANADARKO PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-8968	76-0146568
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Lake Robbins Drive

The Woodlands, Texas 77380-1046

(Address of principal executive offices)

Registrant’s telephone number, including area code (832) 636-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 12, 2018, Anadarko Petroleum Corporation (“Anadarko”) entered into a Third Amendment and Maturity Extension Agreement (the “Five-Year Credit Agreement Amendment”), with JPMorgan Chase Bank, N.A. (“JPMorgan”), as administrative agent, and the lenders party thereto from time to time. The Five-Year Credit Agreement Amendment amends that certain Revolving Credit Agreement dated as of June 17, 2014, among Anadarko, as borrower, JPMorgan, as administrative agent, and the additional lenders party thereto (as previously amended, the “Five-Year Credit Agreement”).

Among other things, the Five-Year Credit Agreement Amendment (i) extends the Maturity Date, as defined in the Five-Year Credit Agreement, from January 23, 2021 to January 23, 2022, (ii) adds customary language to reflect European Union “bail-in” directive compliance language and other customary market updates, and (iii) reflects the assignment and reallocation of commitments among Continuing Lenders, Exiting Lenders and New Lenders, each as defined in the Five-Year Credit Agreement Amendment.

Also on January 12, 2018, Anadarko entered into a Second Amendment to 364-Day Revolving Credit Agreement (the “364-Day Credit Agreement Amendment,” and together with the Five-Year Credit Agreement Amendment, the “Amendments”) with JPMorgan, as administrative agent, and the additional lenders party thereto from time to time. The 364-Day Credit Agreement Amendment amends that certain 364-Day Revolving Credit Agreement, dated as of January 19, 2016, among Anadarko, as borrower, JPMorgan, as administrative agent, and the additional lenders party thereto (as previously amended, the “364-Day Credit Agreement”).

Among other things, the 364-Day Credit Agreement Amendment (i) extends the Maturity Date, as defined in the 364-Day Credit Agreement, from January 12, 2018 to January 11, 2019, (ii) revises the definition of “Total Capital” to conform to the definition of “Total Capital” used in the Five-Year Credit Agreement, and (iii) reflects the assignment and reallocation of commitments among Continuing Lenders, Exiting Lenders and New Lenders, each as defined in the 364-Day Credit Agreement Amendment.

Affiliates of JPMorgan and certain of the additional lenders have provided, and may in the future provide, investment and commercial banking and financial advisory services to Anadarko and its affiliates in the ordinary course of business, for which such affiliates have received and may continue to receive customary fees and commissions.

The foregoing description of the Amendments does not purport to be complete and is qualified in its entirety by reference to the Amendments filed as Exhibit 10.1 and 10.2 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is hereby incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Third Amendment and Maturity Extension Agreement, dated January 12, 2018, among Anadarko Petroleum Corporation, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto.

10.2	Second Amendment to 364-Day Revolving Credit Agreement, dated January 12, 2018, among Anadarko Petroleum Corporation, JPMorgan Chase Bank, N.A., as administrative agent, and the additional lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 16, 2018

ANADARKO PETROLEUM CORPORATION
(Registrant)

By:	/s/ Amanda M. McMillian
Amanda M. McMillian
Senior Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer

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